Exhibit 3.2

SUMMIT HOTEL PROPERTIES, INC.

ARTICLES SUPPLEMENTARY

PROHIBITING THE ELECTION OF SECTION 3-804(c)
 OF THE MGCL WITHOUT STOCKHOLDER APPROVAL

SUMMIT HOTEL PROPERTIES, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Under a power contained in Section 3-802(c) of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors of the Corporation (the “Board”) has resolved to prohibit the Corporation from electing to be subject to Section 3-804(c) of the MGCL unless a proposal to repeal such prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by stockholders of the Corporation entitled to vote generally in the election of directors of the Corporation.

SECOND:  The action to prohibit the Corporation from electing to be subject to Section 3-804(c) of the MGCL without the stockholder approval referenced above has been approved by the Board in the manner and by the vote required by law.

THIRD:  The undersigned President and Chief Executive Officer of the Corporation acknowledges these Articles Supplementary to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer of the Corporation acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Executive Vice President, General Counsel, Chief Risk Officer and Secretary on May 18, 2017.

WITNESS:		SUMMIT HOTEL PROPERTIES, INC.

By:	/s/ Christopher Eng	By:	/s/ Daniel P. Hansen
	Christopher Eng		Daniel P. Hansen
	Executive Vice President, Chief Financial Officer, Treasurer and Secretary		President and Chief Executive Officer